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                                                                    Exhibit 23.2

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Honeywell International Inc. on Form S-3 of our report dated February 10, 1999 appearing in the Annual Report on Form 10-K of Honeywell International Inc. for the year ended December 31, 1999, and to the reference to us under the heading "Experts" in the prospectus, which is part of such Registration Statement.


/s/ Deloitte & Touche LLP


Parsipanny, New Jersey
September 8, 2000